Exhibit 99.1

Qualstar Reports Fiscal 2018 Third Quarter Results

Simi Valley, CA, November 8, 2018 — Qualstar Corporation (NASDAQ: QBAK), a leading manufacturer of data storage solutions and high-efficiency power supplies, today announced its financial results for the three and nine months ended September 30, 2018.

(All amounts are in thousands, except per share data):

Results for the Three Months Ended September 30, 2018 vs. 2017

●	Net revenue increased 14.5% to $3,154 from $2,755
●	Total operating expenses decreased 29.7% to $848 from $1,206
●	Net income of $405 or $0.20 per basic and diluted share vs. net loss of $148 or $(0.07) per basic and diluted share

Results for the Nine Months Ended September 30, 2018 vs. 2017

●	Net revenue increased 24.9% to $9,320 from $7,461
●	Total operating expenses decreased 8.4% to $2,634 from $2,876
●	Net income of $1,469 from a loss of $31, or $0.72 per basic and $0.70 per diluted share vs. ($0.02) per basic and diluted share

Highlights for the Three and Nine Months Ended September 30, 2018

●	Strong balance sheet and no debt
●	Cash, restricted cash and cash equivalents increased by 2.8% to $4,931 from $4,798 as of December 31, 2017
●	Revenue growth in the data storage segment is strong for both products and services, as Qualstar continues to defend market share in a very competitive landscape
●

Improved gross margin for the three months ended September 30, 2018 to 39.7% versus 38.4% from the same period last year, and for the nine months ended September 30, 2018, gross margin improved to 44.0% compared to 38.1% for the same period last year

“We are pleased with the strong results of the third quarter, as we continue to execute our plan for revenue growth and product expansion throughout the major markets around the world,” Mr. Bronson stated. “Despite the competitive pressures that challenge our industry, Qualstar continues to maintain a very lean operating structure, and our cost control remains a key element of our strategy,” he continued. Mr. Bronson concluded by saying “We continue to be optimistic with the continued success of the Company, as we pursue new opportunities in both our data storage segment and our power supply business. Overall, we believe we are well positioned to exploit new projects and strategic initiatives, aimed at increasing long term value for our shareholders.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high efficiency and high-density power supplies marketed under the N2Power™ brand, and of data storage systems marketed under the Qualstar™ brand. Our N2Power power supply products provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to, telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the period ending December 31, 2017, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Contact Information:

Steven N. Bronson

Chief Executive Officer

Qualstar Corporation

805-617-4419

IR@Qualstar.com

-Financial Tables to Follow-

QUALSTAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

  (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenues	$3,154	$2,755	$9,320	$7,461
Cost of goods sold	1,901	1,697	5,217	4,616
Gross profit	1,253	1,058	4,103	2,845
Operating expenses:
Engineering	123	131	372	427
Sales and marketing	351	360	1,000	886
General and administrative	374	715	1,262	1,563
Total operating expenses	848	1,206	2,634	2,876
Income (loss) from operations	405	(148)	1,469	(31)
Other expenses	-	-	-	-
Income (loss) before income taxes	405	(148)	1,469	(31)
Provision for income taxes	-	-	-	-
Net income (loss)	$405	$(148)	$1,469	$(31)
Earnings (loss)per share:
Basic	$0.20	$(0.07)	$0.72	$(0.02)
Diluted	$0.20	$(0.07)	$0.70	$(0.02)
Shares used in per share calculation:
Basic	2,048	2,042	2,048	2,042
Diluted	2,065	2,042	2,088	2,042

QUALSTAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,831	$4,698
Restricted cash	100	100
Accounts receivables, net	2,046	1,802
Inventories, net	2,718	1,564
Prepaid expenses and other current assets	188	163
Total current assets	9,883	8,327
Non-current assets:
Property and equipment, net	120	172
Other assets	119	68
Total assets	$10,122	$8,567

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,082	$1,065
Accrued payroll and related liabilities	326	173
Deferred service revenue, short-term	710	834
Other accrued liabilities	453	454
Total current liabilities	2,571	2,526
Long-term liabilities:
Other long-term liabilities	39	52
Deferred service revenue	108	93
Total long-term liabilities	147	145
Total liabilities	2,718	2,671

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000,000 shares authorized, shares issued and outstanding 2,048,118 at September 30, 2018 and 2,042,019 shares at December 31, 2017	19,519	19,480
Accumulated deficit	(12,115)	(13,584)
Total shareholders’ equity	7,404	5,896
Total liabilities and shareholders’ equity	$10,122	$8,567

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